Exhibit 99.1

Heckmann Corporation Announces

First Quarter 2012 Financial Results

HWR Posts Record Results with $55.0 Million in Revenues and $10.2 Million in Adjusted EBITDA

Including Recently Acquired Thermo Fluids, Pro Forma Total Revenues were $82.4 Million and Adjusted EBITDA was $16.2 Million

Pittsburgh, PA — May 3, 2012 — Heckmann Corporation (NYSE: HEK) today announced the following financial results for the first quarter ended March 31, 2012:1

•	Heckmann Water Resources (HWR) revenues tripled to $55.0 million, compared with $18.2 million for the same period in the previous year.

•	Adjusted EBITDA[2] more than doubled to $10.2 million, compared with $4.1 million for both the first quarter of 2011 and the fourth quarter of 2011.

•	On a pro-forma basis, which includes the effect of Heckmann Environmental Services (HES – formerly Thermo Fluids Inc., or TFI)[3], revenues were $82.4 million and adjusted EBITDA was $16.2 million.

“We had a strong start to the year, reporting our sixth consecutive quarter of record revenues and our adjusted EBITDA more than doubled for both the same quarter a year ago and our previous quarter,” said Mr. Richard J. Heckmann, Chairman and Chief Executive Officer of Heckmann Corporation. “We exceeded our quarterly guidance and all of the expansion in our water business is a result of new contracts or customers, primarily in the liquids-rich shale areas. Our two business segments are well positioned for future growth with good momentum. Historically, both segments are seasonally slowest in the first quarter, and we expect the second quarter revenues to increase over first quarter 2012 pro-forma results by more than 15%.

“We remain confident in our ability to achieve our financial and strategic goals for the year. Our water solutions segment has grown over the past 12 months from operations exclusively in the Haynesville Shale area to now include operations in seven additional oil, liquid-rich and natural gas shales areas in seven states and continues to grow significantly serving the domestic U.S. energy industry. It is important to remember that our water solutions business is less than three years old. The considerable management and asset intensive infrastructure necessary to produce what we believe will be over one quarter of a billion dollars of water-related revenues in 2012 has a significant start-up component to it. Our results in the first quarter were driven by the securing of long-term service contracts with major customers, servicing higher volumes of produced water in the gas basins, and proactive repositioning of a number of assets from dry gas basins to oil and liquid-rich basins. We hired 175 truck drivers and numerous water transfer and well testing technicians in the first quarter, and, as they are relocated and trained, our organic growth will continue, and margins will continue to expand. Additionally, we expect to hire over 100 new drivers this quarter to meet the demand for our expanding water solutions segment.

“With the addition of Heckmann Environmental Services (formerly TFI), we now offer a range of recycle and reuse options for the generators of used motor oil, oily water, antifreeze and other regulated liquids. The Heckmann executive team has extensive experience in this industry, as well as in our core

1 On September 30, 2011 Heckmann completed the divestiture of China Water & Drinks, Inc., which formed the Company’s bottled water business segment. The Company has reclassified its bottled water segment as discontinued operations in 2011 and its comparable period results to reflect this change.

2 A reconciliation of adjusted EBITDA to net loss is included in the tables below.

3 Pro-forma results for the three months ended March 31, 2012 include TFI’s historical net income of approximately $1.0 million which was provided by TFI management and exclude accounting adjustments related to Heckmann’s acquisition of TFI and interest expense related to Heckmann’s recent financings.

Heckmann Corporation

operating areas in unconventional oil and gas basins. Not only are there tremendous growth opportunities, but we also see the environmental needs of the oil and gas producers extending well beyond water. TFI and its management team specialize in route-based environmental services, and we intend to leverage our collective experience to further expand our environmental service offerings in the basins in which we operate. We will continue to add capabilities enabling us to be a single-source provider of water and environmental services for diversified generators across a number of key and growing segments of the economy.”

Operational Update

Heckmann Water Resources (HWR) operates both produced water and fresh water pipelines for the shale gas producers in Louisiana and Texas. HWR transports, stores, processes and disposes environmentally regulated water throughout Texas, Louisiana, Mississippi, Oklahoma, Pennsylvania, West Virginia and Ohio. HWR provides water transfer services in Louisiana, Texas, Pennsylvania and Ohio.

In the first quarter of 2012, the HWR water business provided steady growth through a combination of securing long-term contracts and volume commitments in the gas basins and significant growth in the oil and liquid-rich basins. During the first quarter, HWR initiated work under a three-year contract with Shell to serve a significant portion of their water transport needs in the Eagle Ford, Haynesville and Marcellus/Utica basins. HWR also received additional produced water volume commitments from Chevron and Chesapeake in the routes where HWR can provide optimum water transport efficiency. These commitments and long-term contracts secure the majority of HWR’s produced water volumes in the gas basins and have provided the HWR business with steady operations in these basins despite the reduction in drilling and completions.

HWR initiated its water transfer service business in the Permian and Marcellus/Utica basins in the first quarter, with continued steady growth of that business in the Eagle Ford basin. HWR also began operating two additional saltwater disposal wells in the Eagle Ford basin and have secured approved permits for the operations of two additional wells. In the Tuscaloosa Marine Shale, HWR began construction on a saltwater disposal well. In the Utica basin, HWR has executed a purchase agreement for a new saltwater disposal well and signed a Letter of Intent to acquire two additional saltwater disposal wells. The Tuscaloosa Marine Shale and Utica wells are expected to be in operation in the third quarter of 2012.

On April 10, 2012, Heckmann completed the acquisition of Thermo Fluids Inc., now called Heckmann Environmental Services (HES), a route-based environmental services and waste recycling solutions company that focuses primarily on the collection and recycling of used motor oil (“UMO”). Beginning in the second quarter of 2012, Heckmann will report consolidated financial results of its two business segments, HWR and HES.

Through its HES business, the Company has added approximately 196 oil recovery and environmental services trucks to its operations.

First Quarter 2012 Financial Review

HWR revenues were $55.0 million, compared with $18.2 million for the first quarter of 2011. Net loss was $(3.9) million, or $(0.03) per share (based on 125,159,136 weighted average common shares outstanding), with an adjusted net loss of $(1.5) million, or $(0.01) per share,4 compared with a net loss from continuing operations of $(0.5) million or breakeven per share (based on 108,541,060 weighted average common shares outstanding) for the first quarter of 2011. Adjusted EBITDA was $10.2 million, compared with $4.1 million for the first quarter of 2011.

On a pro-forma basis, to include the effect of Heckmann Environmental Services (HES – formerly Thermo Fluids Inc.) as if acquired on January 1, 2012, revenues would have been $82.4 million and adjusted EBITDA would have been $16.2 million. For the first quarter of 2012, pro-forma HES revenues would have been $27.4 million and adjusted EBITDA would have been $6.0 million.

4 The calculation of adjusted net loss and adjusted earnings per share is included in the tables below.

Heckmann Corporation

As of March 31, 2012, Heckmann Corporation’s total assets were $629.3 million, and equity totaled $422.7 million.

On March 30, 2012, the Company completed a public offering of 18.2 million shares of its common stock at a price of $4.40 per share for net proceeds of approximately $74.4 million. On April 10, 2012 Heckmann completed a debt offering of $250.0 million in senior unsecured notes and entered into a new senior secured revolving credit facility of $150.0 million with an accordion feature. The proceeds from the capital markets transactions were used to fund the cash portion of the TFI acquisition and to pay off the Company’s existing term loan and revolving credit facility. The Company has not utilized its new senior credit facility.

For the second quarter of 2012, Heckmann expects total revenues of approximately $100.0 million. Giving effect for a full year of financial results of the acquisition of TFI, Heckmann expects to achieve pro-forma total revenues of between $400.0 million and $420.0 million, and pro-forma adjusted EBITDA of between $95.0 million and $105.0 million.

Conference Call and Webcast

The Company will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to provide commentary on its operational performance and outlook. To participate on the conference call, please dial 1-877-941-8418 or 1-480-629-9809 and reference conference ID 4533445. An audio replay of the conference call will be available approximately one hour after the conclusion of the call through May 17, 2012. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access code 4533445.

The call will be webcast live and the replay will be available for 12 months. Both will be available under the “For Investors” section of the Heckmann Corporation web site at www.heckmanncorp.com.

Upcoming Investor Conferences

Management will present at three upcoming investor conferences and participate in one-on-one and group meetings with institutional investors according to the following schedule:

•	Houlihan Lokey: 7th Annual Global Industrials Conference

Thursday, May 10, 2012 at 10:30 AM ET

Grand Hyatt, New York

•	Credit Suisse: 2012 Industrial & Environmental Services Conference

Tuesday, May 15, 2012 at 4:00 PM ET

The Credit Suisse Offices, Boston

•	Global Hunter Securities Conference

Tuesday, June 26, 2012

The Intercontinental Hotel, San Francisco

A live and archived webcast of the Houlihan Lokey conference will be made available on the Company’s website at www.heckmanncorp.com.

About Heckmann Corporation

Heckmann Corporation (NYSE:HEK) is an environmental services company. The Company operates through two business segments. Heckmann Water Resources (HWR) is dedicated to the movement, treatment and disposal of water generated by energy companies involved in the discovery and production of oil and natural gas. Heckmann Environmental Service (HES) is a one-stop-shop for collection and recycling services for oily waste products, including used motor oil, oily wastewater, spent antifreeze, used oil filters and parts washers. Heckmann Corporation is building a national footprint across its environmental service offerings. The Company has more than 1,500 employees and operates in 52 locations in the U.S.

Heckmann Corporation

Interested parties can access additional information about Heckmann on the Company’s web site at http://www.heckmanncorp.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets and stock-based compensation, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management in its financial and operational decision-making. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth, revenues, adjusted EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Thermo Fluids Inc.; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Current Report on Form 8-K filed on April 10, 2012, as well as the Company’s other reports filed with the United States Securities and Exchange Commission and are available at http://www.sec.gov/ as well as the Company’s website at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

heckmann@tpg-ir.com

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Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31, 2012	December 31, 2011

ASSETS
Current Assets
Cash and cash equivalents	$129,881	$80,194
Marketable securities	5,118	5,169
Accounts receivable, net	60,372	47,985
Inventories	798	760
Prepaid expenses and other receivables	5,511	4,519
Other current assets	1,044	1,044

Total current assets	202,724	139,671

Property, plant and equipment, net	292,043	270,054
Equity investments	7,682	7,682
Intangible assets, net	33,488	29,489
Goodwill	90,740	90,008
Other	2,589	2,777

TOTAL ASSETS	$629,266	$539,681

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$17,632	$19,992
Accrued expenses	11,437	11,693
Current portion of contingent consideration	14,116	5,730
Current portion of long-term debt	13,492	11,914

Total current liabilities	56,677	49,329
Deferred income taxes	7,057	6,880
Long-term debt, less current portion	137,869	132,156
Long-term contingent consideration	3,500	7,867
Other long-term liabilities	1,466	1,639
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 500,000,000 authorized, 159,235,327 shares issued and 144,926,764 shares outstanding at March 31, 2012 and 139,163,067 shares issued and 124,854,504 shares outstanding at December 31, 2011	159	139
Additional paid-in capital	899,605	814,875
Purchased warrants	(6,844)	(6,844)
Treasury stock	(19,503)	(19,503)
Accumulated deficit	(450,728)	(446,865)
Accumulated other comprehensive income	8	8

Total equity of Heckmann Corporation	422,697	341,810

TOTAL LIABILITIES AND EQUITY	$629,266	$539,681

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$54,959	$18,231
Cost of goods sold	47,973	13,821

Gross profit	6,986	4,410
General and administrative expenses	8,254	4,937

Loss from operations	(1,268)	(527)
Interest (expense) income, net	(2,146)	(252)
Other, net	(29)	15

Loss before income taxes	(3,443)	(764)
Income tax benefit (expense)	(420)	225

Net loss from continuing operations	(3,863)	(539)
Income from discontinued operations, net of tax	—	904

Net income (loss) attributable to common stockholders	$(3,863)	$365

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Adjusted EBITDA from Continuing Operations

(In millions)

(Unaudited)

	Three months ended
	March 31, 2012	Pro-forma March 31, 2012

Net loss from continuing operations	$(3.9)	$(2.9)
Income tax expense	0.4	2.0
Add: interest expense	2.1	3.3
depreciation	8.0	8.6
amortization	1.3	2.6

EBITDA	7.9	13.6

Stock based compensation	0.7	0.7
Transaction costs and other	0.5	0.8
Start-up & training costs	1.1	1.1

Adjusted EBITDA from continuing operations	$10.2	$16.2

	Three months ended
	March 31, 2011	December 31, 2011
Net loss from continuing operations	$(0.5)	$(2.5)
Income tax benefit	(0.2)	(4.8)
Add: interest expense	0.2	1.7
depreciation	3.1	6.4
amortization	0.4	2.1

EBITDA	3.0	2.9

Earn-out adjustments	—	(3.2)
Pipeline start-up	—	2.1
China litigation	—	1.1
Stock based compensation	0.4	0.9
Transaction costs and other	0.7	0.3

Adjusted EBITDA from continuing operations	$4.1	$4.1

Adjusted Basic Earnings Per Share

(In millions, except share and per share data)

(Unaudited)

Three months ended March 31, 2012
Pretax loss from continuing operations	$(3.4)
Adjustments:
Stock based compensation	0.7
Transaction costs and other	0.5
Start-up & training costs	1.1

Adjusted pretax loss	(1.1)
Income taxes	(0.4)

Adjusted net loss	(1.5)
Basic weighted average shares outstanding	125,159,136

Adjusted basic earnings per share	$(0.01)

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